Exhibit 10.1

NON-REDEMPTION AGREEMENT

This Non-Redemption Agreement (the “Agreement”) dated August 1, 2023, by and among the entities listed on Exhibit A (collectively, the “Holder”), Quantum Ventures LLC, a Delaware limited liability company (the “Insider”), and Quantum FinTech Acquisition Corporation, a Delaware corporation (the “Company”).

RECITALS:

A. The Company will hold a special meeting of its stockholders (the “Meeting”) to consider and act upon, among other things, a proposal (the “Extension Proposal”) to extend the time the Company has to consummate an initial business combination (“Business Combination”) to up to February 9, 2024 or such earlier date as is determined by the board of directors of the Company to be in the best interests of the Company (the “Extension”).

B. The Holder is willing not to request redemption in connection with the Extension, or to reverse any previously submitted redemption demand, of certain of the shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”) issued in the Company’s initial public offering held by such Holder upon the terms set forth herein.

IT IS AGREED:

1. Non-Redemption. The Holder hereby agrees either not to request redemption in connection with the Extension or to reverse any previously submitted redemption demand in connection with the Extension with respect to the aggregate number of shares of Common Stock set forth on Exhibit A hereto (“Non-Redeemed Shares”) it holds. The Non-Redeemed Shares held by the Holder shall not be subject to any transfer restrictions other than with respect to this Section 1, and the Holder shall have no obligation to hold any shares of Common Stock (including the Non-Redeemed Shares) following the date of the Meeting. Nothing in this Agreement is intended to restrict or prohibit the Holder’s ability to redeem any shares of Common Stock other than the Non-Redeemed Shares. The Holder shall provide the Company with such documentation evidencing its ownership, or reversed redemption, of the Non-Redeemed Shares as of the date of the Meeting as the Company shall reasonably request. The Company shall provide the Holder with the final number of shares of Common Stock immediately following completion of the Extension no later than 9:30 a.m. Eastern Time on the date of the Meeting (or such earlier time as necessary to allow Holder the reasonable opportunity to reverse any previously submitted redemption demand in connection with the Extension).

2. Forfeiture of Insider Securities and Issuance of Common Stock.

(a) In consideration of the agreement set forth in Section 1 hereof, immediately prior to, and substantially concurrently with, the closing of a Business Combination (“Closing”):

(i) the Insider (or its designees or transferees) will surrender and forfeit (the “Insider Forfeiture”) to the Company for no consideration the aggregate number of shares of Common Stock and warrants set forth on Exhibit A held by the Insider (or its designees or transferees) (the “Insider Securities” and such Insider Securities to be surrendered and forfeited, the “Forfeited Securities”); and

(ii) the Company shall issue (the “Securities Issuance”) to the Holder a number of shares of Common Stock and warrants equal to the number of shares of Common Stock and warrants, respectively, comprising the Forfeited Securities. The Common Stock and warrants shall be issued directly to the Holder in book-entry form on the books and records of the Company’s transfer agent electronically via the Direct Registration System of the Depository Trust Company or in such other manner as the Insider, the Company and the Holder shall agree upon Closing.

(b) In connection with the Securities Issuance pursuant to Section 2(a), the Holder shall be entitled to the registration and stockholder rights set forth in that certain Registration and Stockholder Rights Agreement, dated as of February 4, 2021 (the “Registration and Stockholder Rights Agreement”), among the Insider, the Company and the other parties thereto in respect of all shares of Common Stock issued in the Securities Issuance held by Holder, and the Company, the Insider and the Holder shall execute a joinder thereto whereby the Holder shall become a “holder of Registrable Securities” (as defined therein) and the shares of Common Stock acquired in the Securities Issuance shall be “Registrable Securities” (as defined therein).

(c) The Holder shall not be required to forfeit, surrender, have clawed-back, dispose of, transfer or refrain from transferring, exchange or otherwise be subject to earn-outs for any reason, any shares of Common Stock received by it pursuant to Section 2. The Insider acknowledges and agrees that the Insider shall not subject the Insider Securities that are required to be surrendered and forfeited pursuant to Section 2(a) to any earn-outs, forfeitures, transfers, surrenders, claw-backs, disposals, exchanges, restrictions, amendments or similar arrangements in connection with the Business Combination, and the Insider and the Company acknowledge and agree that any shares of Common Stock or warrants received by the Holder in the Securities Issuance shall not be changed as a result of or subject to any earn-outs, forfeitures, transfers, restrictions, amendments or other arrangements agreed to by the Insider with respect to its other Insider Securities.

(d) If at any time the number of outstanding shares of Common Stock of the Company is increased or decreased by a consolidation, combination, split or reclassification of the Common Stock or other similar event, then, as of the effective date of such consolidation, combination, split, reclassification or similar event, all share numbers referenced in this Agreement shall be adjusted in proportion to such increase or decrease in outstanding shares of Common Stock of the Company. If prior to the Securities Issuance to the Holder there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Company in which the shares of Common Stock or warrants are converted into or exchanged for securities, cash or other property, then, following any such reorganization, recapitalization, reclassification, consolidation or merger, in lieu of Common Stock or warrants, as the case may be, the Company shall issue, pay or provide, as applicable, with respect to each share of Common Stock or warrant to be issued in the Securities Issuance hereunder, the kind and amount of securities, cash or other property into which the Common Stock or warrant converted or exchanged.

3. Representations of the Holder. The Holder hereby represents and warrants to the Insider and the Company that:

(a) The Holder, in making the decision to receive the shares of Common Stock from the Company pursuant to this Agreement, has not relied upon any oral or written representations or assurances from the Insider or any of the Insider’s or the Company’s officers, directors, partners or employees or any other representatives or agents. The Holder further understands that no federal or state agency has passed upon or made any recommendation or endorsement of the acquisition of the Common Stock.

(b) This Agreement has been validly authorized, executed and delivered by the Holder and, assuming the due authorization, execution and delivery thereof by the other parties hereto, is a valid and binding agreement enforceable against the Holder in accordance with its terms, subject to the general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors’ rights generally. The execution, delivery and performance of this Agreement by the Holder does not and will not conflict with, violate or cause a breach of, constitute a default under, or result in a violation of (i) any agreement, contract or instrument to which the Holder is a party which would prevent the Holder from performing its obligations hereunder or (ii) any law, statute, rule or regulation to which the Holder is subject.

(c) The Holder acknowledges that it has had the opportunity to review this Agreement and the transactions contemplated by this Agreement with the Holder’s own legal counsel and investment and tax advisors.

(d) The Holder is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), and acknowledges that the issuance of Common Stock contemplated hereby will be made in reliance on, among other things, a private placement exemption to “accredited investors” under the Securities Act and similar exemptions under state law.

(e) The Holder is acquiring the Common Stock solely for investment purposes, for such Holder’s own account (and/or for the account or benefit of its members or affiliates, as permitted), and not with a view to the distribution thereof in violation of the Securities Act and the Holder has no present arrangement to sell the shares of Common Stock to be received hereunder to or through any person or entity except as may be permitted hereunder.

(f) The Holder is sophisticated in financial matters and able to evaluate the risks and benefits of the investment in the Common Stock. The Holder is aware that an investment in the Common Stock is highly speculative and subject to substantial risks. The Holder is cognizant of and understands the risks related to the acquisition of the Common Stock, including those restrictions described or provided for in this Agreement pertaining to transferability. The Holder is able to bear the economic risk of its investment in the Company for an indefinite period of time and able to sustain a complete loss of such investment.

(g) No broker, finder or intermediary has been paid or is entitled to a fee or commission from or by the Holder in connection with the acquisition of the Common Stock nor is the Holder entitled to or will accept any such fee or commission.

(h) The Holder understands that the shares of Common Stock will be issued to the Holder in reliance on exemptions from the registration requirements under the Securities Act, and analogous provisions in the laws and regulations of various states, and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Holder set forth in this Agreement in order to determine the applicability of such provisions.

4. Insider Representations. The Insider hereby represents and warrants and covenants to the Holder that:

(a) This Agreement has been validly authorized, executed and delivered by it and, assuming the due authorization, execution and delivery thereof by the other parties hereto, is a valid and binding agreement enforceable in accordance with its terms, subject to the general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors’ rights generally. The execution, delivery and performance of this Agreement by the Insider does not and will not conflict with, violate or cause a breach of, constitute a default under, or result in a violation of (i) any agreement, contract or instrument to which the Insider is a party which would prevent the Insider from performing its obligations hereunder or (ii) any law, statute, rule or regulation to which the Insider is subject.

(b) The Insider (or its designees or transferees) is the beneficial owner of the Forfeited Securities, will continue to be the beneficial owner of the Forfeited Securities immediately prior to the Closing and will surrender and forfeit the Forfeited Securities to the Company immediately prior to the Closing free and clear of any liens, claims, security interests, options charges or any other encumbrance whatsoever, except for restrictions imposed by federal and state securities laws.

(c) Neither the Insider nor the Company has disclosed to the Holder material non-public information with respect to the Company.

(d) No Pending Actions. There is no action pending against the Insider or, to the Insider’s knowledge, threatened against the Insider, before any court, arbitrator, or governmental authority, which in any manner challenges or seeks to prevent, or enjoin or materially delay the performance by the Insider of its obligations under this Agreement.

(e) No General Solicitation. The Insider has not offered the Forfeited Securities by means of any general solicitation or general advertising within the meaning of Regulation D of the Securities Act, including but not limited to any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

(f) The Insider understands and acknowledges that Holder is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Insider set forth in this Agreement.

5. Company Representations. The Company hereby represents and warrants and covenants to the Holder that:

(a) This Agreement has been validly authorized, executed and delivered by it and, assuming the due authorization, execution and delivery thereof by the other parties hereto, is a valid and binding agreement enforceable in accordance with its terms, subject to the general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors’ rights generally. The execution, delivery and performance of this Agreement by the Company does not and will not conflict with, violate or cause a breach of, constitute a default under, or result in a violation of (i) any agreement, contract or instrument to which the Company is a party which would prevent the Company from performing its obligations hereunder or (ii) any law, statute, rule or regulation to which the Company is subject.

(b) The shares of Common Stock to be issued by the Company pursuant to this Agreement, when issued to the Holder, shall be (i) duly authorized, validly issued, fully paid and non-assessable shares and (ii) free and clear of any liens, claims, security interests, options charges or any other encumbrance whatsoever, except for restrictions imposed by federal and state securities laws, and not subject to any preemptive or similar rights.

(c) The Company has not disclosed to the Holder material non-public information with respect to the Company.

(d) No Pending Actions. There is no action pending against the Company or, to the Company’s knowledge, threatened against the Company, before any court, arbitrator, or governmental authority, which in any manner challenges or seeks to prevent, or enjoin or materially delay the performance by the Company of its obligations under this Agreement.

(e) No General Solicitation. The Company has not offered the shares or warrants to be issued in the Securities Issuance by means of any general solicitation or general advertising within the meaning of Regulation D of the Securities Act, including but not limited to any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

(f) The Company understands and acknowledges that Holder is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Company set forth in this Agreement.

6. Disclosure; Exchange Act Filings. As soon as practicable but in no event later than one business day after execution of this Agreement, the Company will file a Current Report on Form 8-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), reporting the material terms of this Agreement and any other material non-public information that Insider or the Company has provided to the Holder at any time prior to the filing of the Form 8-K. Upon the issuance of the Form 8-K (or upon execution hereof if such information has been previously disclosed), Holder shall not be in possession of any material non-public information received from the Company or the Insider. The parties to this Agreement shall cooperate with one another to assure that such disclosure is accurate. The Insider and the Company agree that the name of the Holder shall not be included in any public disclosures related to this Agreement unless required by applicable law, regulation or stock exchange rule.

7. Trust Account. Until the earlier of (a) the consummation of the Business Combination; (b) the liquidation of the trust account established for the benefit of the Company’s public stockholders in connection with the Company’s initial public offering (the “Trust Account”); and (c) February 9, 2024 or such later time as the stockholders of the Company may approve, the Company will maintain the investment of funds held in the Trust Account in interest-bearing United States government securities within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended, having a maturity of 185 days or less, or in money market funds meeting the conditions of paragraphs (d)(1), (d)(2), (d)(3) and (d)(4) of Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended, which invest only in direct U.S. government treasury obligations, or maintain such funds in cash in an interest-bearing demand deposit account at a bank. In order to mitigate the current uncertainty surrounding the implementation of the Inflation Reduction Act of 2022, the Company further confirms that it will not utilize any funds from its Trust Account to pay any potential excise taxes that may become due pursuant to the Inflation Reduction Act of 2022 upon a redemption of the Common Stock, including in connection with a liquidation of the Company if it does not effect a business combination prior to its termination date.

8. Entire Agreement; Amendment. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and may be amended or modified only by written instrument signed by all parties. The headings in this Agreement are for convenience of reference only and shall not alter or otherwise affect the meaning hereof.

9. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to its principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of the laws of another jurisdiction. The parties hereto hereby waive any right to a jury trial in connection with any litigation pursuant to this Agreement and the transactions contemplated hereby. With respect to any suit, action or proceeding relating to the transactions contemplated hereby, the undersigned irrevocably submit to the jurisdiction of the United States District Court or, if such court does not have jurisdiction, the New York state courts located in the Borough of Manhattan, State of New York, which submission shall be exclusive.

10. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed signature page by facsimile or other electronic transmission shall be effective as delivery of a manually signed counterpart of this Agreement.

11. Termination. This Agreement shall become null and void and of no force and effect upon the earliest to occur of: (a) the date of the Meeting, if any of the Non-Redeemed Shares held by the Holder actually redeemed in connection with the Meeting, other than as provided for in Section 1; (b) the mutual written consent of the parties hereto; (c) the effectuation of the Extension and the delivery of the shares of Common Stock to the Holder (provided that Holder’s rights to have the shares issued in the Securities Issuance included in the Registration and Stockholder Rights Agreement shall survive such termination); and (d) the failure of the Company’s stockholders to approve the Extension at the Meeting. Notwithstanding any provision in this Agreement to the contrary, the Insider’s obligation to surrender and forfeit the Forfeited Securities to the Company and the Company’s obligation to issue the equivalent amount of shares of Common Stock to the Holder shall only take place immediately prior to, and substantially concurrently with, a Closing.

12. Remedies. Each of the parties hereto acknowledges and agrees that, in the event of any breach of any covenant or agreement contained in this Agreement by another party, money damages may be inadequate with respect to any such breach and the non-breaching party may have no adequate remedy at law. It is accordingly agreed that each of the parties hereto shall be entitled, in addition to any other remedy to which they may be entitled at law or in equity, to seek injunctive relief and/or to compel specific performance to prevent breaches by the other party hereto of any covenant or agreement of such other party contained in this Agreement.

13. Acknowledgement; Waiver. Holder (i) acknowledges that the Insider or the Company may possess or have access to material non-public information which has not been communicated to the Holder; (ii) so long as the Company and the Insider are in compliance with Sections 4(c), 5(c), and 6, as applicable to the Company or the Insider, hereby waives any and all claims, whether at law, in equity or otherwise, that he, she, or it may now have or may hereafter acquire, whether presently known or unknown, against the Insider, the Company or any of their respective officers, directors, employees, agents, affiliates, subsidiaries, successors or assigns relating to any failure to disclose any non-public information in connection with the transaction contemplated by this Agreement, including without limitation, any claims arising under Rule 10b-5 promulgated under the Exchange Act; and (iii) is aware that the Insider and the Company are relying on the truth of the representations set forth in Section 3 of this Agreement and the foregoing acknowledgement and waiver in clauses (i) and (ii) above, respectively, in connection with the transactions contemplated by this Agreement.

14. Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns. This Agreement shall not be assigned by any party without the prior written consent of the other parties hereto; provided, that no such consent shall be required for any such assignment by Holder to one or more affiliates thereof.

15. Most Favored Nation. In the event the Insider or the Company enters one or more other non-redemption agreements in connection with the Extension (“Other Agreements”) before or after the execution of this Agreement, the Insider and the Company represent and covenant that the terms of such Other Agreements will not be materially more favorable to such other investors thereunder than the terms of this Agreement are in respect of the Holder. To avoid doubt, the Company and the Insider acknowledge and agree that a ratio of Non-Redeemed Shares to shares of Common Stock issuable in the Securities Issuance in any such Other Agreement in connection with the Extension that is more favorable to such other investors thereunder than such ratio in this Agreement is to the Holder would be materially more favorable to such other investors. In the event that another third party is afforded any such more favorable terms than the Holder, the Insider and the Company shall promptly inform the Holder of such more favorable terms in writing, and the Holder shall have the right to elect to have such more favorable terms included herein, in which case the parties hereto shall promptly amend this Agreement to effect the same.

16. Independent Nature of Rights and Obligations. Nothing contained herein, and no action taken by any party pursuant hereto, shall be deemed to constitute Holder, Insider and the Company as, and the Insider and Company acknowledge that Holder, Insider and the Company do not so constitute, a partnership, an association, a joint venture or any other kind of entity, or create a presumption that Holder, Insider and the Company are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any matters, and the Insider and Company acknowledges that Holder, Insider and the Company are not acting in concert or as a group, and the Insider and Company shall not assert any such claim, with respect to such obligations or the transactions contemplated by this Agreement

17. Survival/Severability. The representations, warranties, covenants and agreements of the parties hereto shall survive the closing of the transactions contemplated hereby. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

[Signature Page Follows]

QUANTUM VENTURES LLC, a Delaware limited liability company

By:	/s/ John Schaible
Name:	John Schaible
Title:	Managing Member

QUANTUM FINTECH ACQUISITION CORPORATION, a Delaware corporation

By:	/s/ John Schaible
Name:	John Schaible
Title:	CEO

FUNICULAR FUNDS, LP a Delaware limited partnership

By:	/s/ Jacob Ma-Weaver
Name:	Jacob Ma-Weaver
Title:	Managing Member of the General Partner

[Signature Page to Non-Redemption Agreement]

EXHIBIT A

Account	EIN	Address	Shares of Common Stock to be issued in the Securities Issuance	Warrants to be issued in the Securities Issuance	Number of Non-Redeemed Shares
Funicular Funds, LP	88-2460308	601 California Street, Ste 1151, San Francisco, CA 94108	235,180	235,180	2,351,800

		Total	235,180	235,180	2,351,800

	Number of Forfeited Shares of Common Stock	Number of Forfeited Warrants
Insider Securities	235,180	235,180

A-1